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                                                                    Exhibit 23.5


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Members of
  NEG HOLDING LLC


We have issued our report dated March 4, 2005 accompanying the consolidated financial statements of NEG Holding LLC for the year ended December 31, 2004, which are included in this Registration Statement. We consent to the use of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts."

                                           /s/ Grant Thornton LLP

Houston, Texas
June 20, 2005